UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2020
Oglethorpe Power Corporation
(An Electric Membership Corporation)
(Exact name of Registrant as specified in its charter)

GEORGIA (State of incorporation)	333-192954 (Commission File Number)	58-1211925 (I.R.S. Employer Identification No.)
2100 East Exchange Place Tucker, Georgia (Address of principal executive offices)		30084-5336 (Zip Code)

Registrant’s telephone number, including area code (770) 270-7600

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
None	N/A	N/A

Item 8.01    Other Events

On December 3, 2020, we completed the previously announced Rural Utilities Service-guaranteed loan totaling $630.3 million by entering into the Eleventh Amended and Restated Loan Contract between us and the United States of America acting through the Administrator of the Rural Utilities Service. This loan is guaranteed by the Rural Utilities Service and will be funded through the Federal Financing Bank. We intend to use the proceeds of the loan for long-term financing of capital improvements at our existing generation facilities.

The loan has a final maturity date of December 31, 2045, and each loan advance will bear interest from the date of advance until the maturity date specified for the advance, unless repaid sooner, at rates calculated as provided for in the related promissory note to the Federal Financing Bank. We expect to begin to draw down on the loan in early 2021.

Under the loan contract, we are subject to affirmative and negative covenants and events of default customary for Rural Utilities Service power supply borrowers with indentures. Under the loan contract, we may have to obtain approval from the Rural Utilities Service or provide the Rural Utilities Service with a notice and an opportunity to object before we take certain actions, including, without limitation,

•significant additions to or dispositions of system assets,
•entering into significant power sale contracts,
•changes to our wholesale power contracts with our members and the formulary rate contained in those wholesale power contracts, and
•changes to plant ownership and operating agreements.

Any amounts advanced under the loan will be secured by our Indenture, dated March 1, 1997, between us, formerly known as Oglethorpe Power Corporation (An Electric Generation & Transmission Corporation), and U.S. Bank National Association, as successor to SunTrust Bank, Atlanta, as trustee, as amended and supplemented, including as amended and supplemented by the Eighty-First Supplemental Indenture, dated as of December 3, 2020. Our indenture constitutes a first priority lien on substantially all of our owned tangible and certain of our intangible property, and will secure amounts advanced under the loan equally and ratably with all other obligations issued under our indenture.

The eighty-first supplemental indenture relating to the loan also amended certain provisions of our indenture to bring such provisions in-line with more recently adopted or amended indentures of Rural Utilities Service power supply borrowers. The Rural Utilities Service and Department of Energy, which together are holders of more than 50% of the outstanding obligations secured under our indenture, consented to these amendments.

The foregoing description of the loan contract, indenture and eighty-first supplemental indenture is not complete and is qualified in its entirety by reference to the full text of the documents filed as Exhibits 4.1, 4.2 and 4.3, respectively, hereto and incorporated by reference herein. For additional information regarding the indenture, see “Part I – BUSINESS – Oglethorpe Power Corporation – First Mortgage Indenture” in our annual report on Form 10-K for the fiscal year ended December 31, 2019.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.    Description

4.1        Eleventh Amended and Restated Loan Contract, dated December 3, 2020, between Oglethorpe and the United States of America..

4.2        Indenture, dated as of March 1, 1997, made by Oglethorpe to SunTrust Bank, Atlanta, as trustee. (filed as Exhibit 4.8.1 to Oglethorpe's Form 10-K for the fiscal year ended December 31. 1996, File No. 33-7591.)

4.3        Eighty-First Supplemental Indenture, dated as of December 1, 2020, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Series 2020 (FFB AD48) Note, Series 2020 (RUS AD48) Reimbursement Note and Amendment of the Original Indenture.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION
(AN ELECTRIC MEMBERSHIP CORPORATION)

Date:	December 9, 2020	By:	/s/ Michael L. Smith
Michael L. Smith
President and Chief Executive Officer